Exhibit 5.1

December 22, 2005	Michele D. Vaillancourt Direct dial: (612) 604-6681 Direct fax: (612) 604-6881 mvaillancourt@winthrop.com

MathStar, Inc.                                                                                                                                                                 VIA EMAIL

5900 Green Oak Drive

Minnetonka, MN  55343

Re:                               Form S-1 Registration Statement

Gentlemen:

We have acted as legal counsel for MathStar, Inc. (the “Company”) in connection with the preparation of a Form S-1 Registration Statement (the “Registration Statement”) filed on December 23, 2005 with the Securities and Exchange Commission, including the prospectus included in the Registration Statement (the “Prospectus”).  The Registration Statement and the Prospectus relate to the registration under the Securities Act of 1933, as amended, of the offer and sale by the selling stockholders named in the Prospectus of 2,088,933 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), to be sold in the manner described in the Registration Statement.

In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus.  In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.
2.

The Shares are validly authorized by the Company’s Certificate of Incorporation; the outstanding Shares are validly issued, fully paid, and non-assessable; and the Shares currently subject to warrants as described in the Prospectus will be validly issued, fully paid and non-assessable upon the proper exercise of the warrants by the holders thereof.

Suite 3500 | 225 South Sixth Street | Minneapolis, MN 55402 | Main:(612) 604-6400 | Fax:(612) 604-6800 | www.winthrop.com | A Professional Association

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

/s/ Michele D. Vaillancourt
Michele D. Vaillancourt